EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:            FOR IMMEDIATE RELEASE
Frank ten Brink 847-607-2012

STERICYCLE, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND YEAR TO DATE 2014

Lake Forest, Illinois, July 24, 2014-Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2014.

SECOND QUARTER RESULTS
Revenues for the quarter ended June 30, 2014 were $640.8 million, up $114.3 million or 21.7% from $526.5 million in the second quarter last year. Acquisitions contributed approximately $81.7 million to the current period’s growth in revenues. Revenues increased 22.5% compared to the prior period when adjusted for unfavorable foreign exchange impact of $4.4 million. Gross profit was $275.3 million, up 15.7% from $237.9 million in the second quarter last year. Gross profit as a percent of revenues was 43.0% compared with 45.2% in the second quarter of 2013. Earnings per diluted share, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 7.0% to $0.95 from $0.89 in the second quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 10.9% to $1.03 from $0.93. See tables below.

FIRST SIX MONTHS’ RESULTS
Revenues for the six months ending June 30, 2014 were $1,210.8 million, up $170.4 million or 16.4% from $1,040.3 million in the same period last year. Acquisitions contributed approximately $114.6 million to the current year’s growth in revenues. Revenues increased 17.6% compared with the prior period when adjusted for unfavorable foreign exchange impact of $12.4 million. Gross profit was $530.8 million, up 12.9% from $469.9 million in the same period last year. Gross profit as a percent of revenues was 43.8% compared with 45.2% in 2013. GAAP earnings per diluted share increased 7.0% to $1.87 from $1.74 in the same period last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 14.2% to $2.06 from $1.81. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1):

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
Total As Reported Revenues (GAAP)	$640.8	$526.5	$114.3	21.7%	$1,210.8	$1,040.3	$170.4	16.4%
Adjustment for Foreign Exchange	4.4		4.4		12.4		12.4
Subtotal (non-GAAP):	645.2	526.5	118.7	22.5%	1,223.2	1,040.3	182.9	17.6%

Adjustment for Acquisitions	(84.3)	(2.6)	(81.7)		(119.5)	(4.9)	(114.6)
Adjustment for Regulated Returns and Recall Management Services	(24.7)	(23.7)	(1.0)		(47.8)	(46.3)	(1.5)
Subtotal (non-GAAP):	$536.1	$500.2	$35.9	7.2%	$1,055.9	$989.2	$66.7	6.7%

Domestic/ International Breakdown:
Domestic Revenues	$454.5	$370.2	$84.3	22.8%	$846.5	$733.8	$112.7	15.4%
International Revenues	186.3	156.3	30.0	19.2%	364.3	306.5	57.7	18.8%
Total As Reported Revenues (GAAP)	$640.8	$526.5	$114.3	21.7%	$1,210.8	$1,040.3	$170.4	16.4%

(1) For internal purposes, we exclude the impact of foreign exchange and revenues attributed to acquisitions closed within the preceding 12 months and from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP EPS to Non-GAAP EPS(2):

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
GAAP EPS	$0.95	$0.89	$0.06	7.0%	$1.87	$1.74	$0.12	7.0%

Acquisition Expenses	0.05	0.03			0.08	0.05
Integration Expenses	0.04	0.01			0.06	0.02
Change in Fair Value	(0.01)	—			0.05	—
Litigation Settlement	0.00	0.00			0.01	0.00

Non-GAAP EPS (Adjusted)	$1.03	$0.93	$0.10	10.9%	$2.06	$1.81	$0.26	14.2%

(2) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share

Cash flow from operations was $238.3 million and $176.6 million for the six months ended June 30, 2014 and 2013, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$25,326	$67,167
Short-term investments	488	413
Accounts receivable, net	451,995	388,996
Deferred income taxes	15,727	18,031
Prepaid expenses	33,288	28,379
Other current assets	40,051	37,279
Total Current Assets	566,875	540,265
Property, plant and equipment, net	480,419	358,967
Goodwill	2,421,348	2,231,582
Intangible assets, net	926,538	720,035
Other assets	42,101	37,124
Total Assets	$4,437,281	$3,887,973

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$151,289	$150,380
Accounts payable	125,392	89,146
Accrued liabilities	121,475	107,445
Deferred revenues	22,394	18,826
Other current liabilities	68,289	50,387
Total Current Liabilities	488,839	416,184
Long-term debt, net of current portion	1,563,913	1,280,663
Deferred income taxes	462,180	396,119
Other liabilities	70,006	27,469
Equity:
Common stock	848	855
Additional paid-in capital	237,053	195,110
Accumulated other comprehensive loss	(45,554)	(56,468)
Retained earnings	1,634,875	1,610,964
Total Stericycle, Inc.’s Equity	1,827,222	1,750,461
Noncontrolling interest	25,121	17,077
Total Equity	1,852,343	1,767,538
Total Liabilities and Equity	$4,437,281	$3,887,973

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$640,822	100.0%	$526,525	100.0%	$1,210,777	100.0%	$1,040,329	100.0%
Cost of revenues (exclusive of depreciation shown below)	350,416	54.7%	276,385	52.5%	652,176	53.9%	546,058	52.5%
Depreciation - cost of revenues	15,102	2.4%	12,288	2.3%	27,828	2.3%	24,325	2.3%
Total cost of revenues	365,518	57.0%	288,673	54.8%	680,004	56.2%	570,383	54.8%
Gross profit	275,304	43.0%	237,852	45.2%	530,773	43.8%	469,946	45.2%
Selling, general and administrative expenses (exclusive of depreciation and amortization below)	109,329	17.1%	91,158	17.3%	209,509	17.3%	179,399	17.2%
Depreciation - SG&A	3,977	0.6%	2,954	0.6%	7,292	0.6%	5,763	0.6%
Amortization	8,402	1.3%	6,533	1.2%	15,717	1.3%	13,175	1.3%
Total SG&A expense	121,708	19.0%	100,645	19.1%	232,518	19.2%	198,337	19.1%
Income from operations before acquisition, integration, and other expenses	153,596	24.0%	137,207	26.1%	298,255	24.6%	271,609	26.1%
Acquisition expenses	3,979	0.6%	2,324	0.4%	7,200	0.6%	4,127	0.4%
Integration expenses	4,679	0.7%	1,383	0.3%	7,164	0.6%	2,279	0.2%
Change in fair value of contingent consideration	(836)	(0.1)%	(122)	0.0%	3,953	0.3%	(122)	0.0%
Litigation expenses	396	0.1%	(2)	0.0%	1,901	0.2%	104	0.0%
Restructuring and plant closure expenses	—	—%	104	0.0%	—	—%	104	0.0%
Income from operations	145,378	22.7%	133,520	25.4%	278,037	23.0%	265,117	25.5%
Other income (expense):
Interest expense, net	(16,368)	(2.6)%	(12,913)	(2.5)%	(31,266)	(2.6)%	(26,292)	(2.5)%
Other expense, net	(392)	(0.1)%	(545)	(0.1)%	(1,092)	(0.1)%	(1,558)	(0.1)%
Total other expense	(16,760)	(2.6)%	(13,458)	(2.6)%	(32,358)	(2.7)%	(27,850)	(2.7)%
Income before income taxes	128,618	20.1%	120,062	22.8%	245,679	20.3%	237,267	22.8%
Income tax expense	45,941	7.2%	41,619	7.9%	83,232	6.9%	83,602	8.0%
Net income	82,677	12.9%	78,443	14.9%	162,447	13.4%	153,665	14.8%
Less: net income attributable to noncontrolling interests	741	0.1%	399	0.1%	1,362	0.1%	1,004	0.1%
Net income attributable to Stericycle, Inc.	$81,936	12.8%	$78,044	14.8%	$161,085	13.3%	$152,661	14.7%

Earnings per share- diluted	$0.95		$0.89		$1.87		$1.74
Weighted average number of common shares outstanding - diluted	85,982,588		87,614,953		86,300,292		87,545,641

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$162,447	$153,665
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	9,124	7,943
Excess tax benefit of stock options exercised	(7,080)	(8,373)
Depreciation	35,120	30,088
Amortization	15,717	13,175
Deferred income taxes	8,929	13,101
Change in fair value of contingent consideration	3,953	(122)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(9,606)	(42,871)
Accounts payable	10,646	10,186
Accrued liabilities	(6,809)	(2,566)
Deferred revenues	2,332	(548)
Other assets and liabilities	13,575	2,903
Net cash provided by operating activities	238,348	176,581
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(304,832)	(63,401)
(Purchases of)/ proceeds from investments	(2,052)	33
Capital expenditures	(43,668)	(37,441)
Net cash used in investing activities	(350,552)	(100,809)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(28,005)	(32,016)
Borrowings on foreign bank debt	96,828	92,733
Repayments on foreign bank debt	(85,192)	(96,512)
Borrowings on senior credit facility	933,101	527,469
Repayments on senior credit facility	(732,059)	(544,183)
Payments on capital lease obligations	(1,993)	(1,825)
Payments of deferred financing costs	(2,280)	—
Purchases and cancellations of treasury stock	(137,186)	(66,175)
Proceeds from issuance of common stock	21,195	23,667
Excess tax benefit of stock options exercised	7,080	8,373
Payments to noncontrolling interests	(732)	—
Net cash provided by/ (used) in financing activities	70,757	(88,469)
Effect of exchange rate changes on cash	(394)	(528)
Net decrease in cash and cash equivalents	(41,841)	(13,225)
Cash and cash equivalents at beginning of period	67,167	34,659
Cash and cash equivalents at end of period	$25,326	$21,434

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$83,864	$22,906